UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2009

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 5, 2009, the Board of Directors (the “Board” or individually “Director”) of The Phoenix Companies, Inc. (the “Company”) voted to reduce the size of the Board from 15 to 11, effective at the end of business on Friday, November 6, 2009. As a result, four Directors stepped down voluntarily on Friday, November 6, 2009, effective at the end of business. The Directors who have left are Sal H. Alfiero, Jean S. Blackwell, Peter C. Browning and John E. Haire.

The Company took this action to reflect its smaller size and the impact of recent New York insurance legislation on its principal insurance subsidiary, The Phoenix Life Insurance Company. The New York legislation reduces the minimum number of directors for New York domiciled insurance companies from 13 to 7. Historically, the same members have served on both the Phoenix and Phoenix Life boards. Phoenix Life recently amended its charter and bylaws to reduce its minimum board size from 13 to 7.

On November 9, 2009, the Company issued a press release announcing the reduction in Board size and the Directors leaving the Board. This release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

(e)

On November 5, 2009, upon the recommendation of the Compensation Committee of the Board, the Board approved changes to its compensation and share ownership guidelines as they apply to those directors who are not officers or employees of the Company.

Effective January 1, 2010, the annual retainer for all non-executive directors will decrease from $132,500 to $125,000 per year and the additional annual retainer for the independent Chairman of the Board will decrease from $100,000 to $85,000 per year. The annual retainers to Committee Chairs and to members of the Audit Committee and the Compensation Committee will also decrease as follows:

(a) from $30,000 to $20,000 for the Chair of the Audit Committee;

(b) from $25,000 to $20,000 for the Chair of the Compensation Committee;

(c) from $20,000 to $15,000 for the Chairs of the Finance and Governance Committees;

(d) from $6,250 to $0 for members of the Audit Committee, excluding the Chair; and

(e) from $3,750 to $0 for members of the Compensation Committee, excluding the Chair.

Additionally, the meeting fee for attendance at each Board and/or Committee meeting held in excess of the number of meetings anticipated for any calendar year will remain at $1,500 per meeting for each director.

This compensation for services as a member of the Board is paid only to those directors who are not officers or employees of the Company. Officers and employees who serve on the Board receive no additional compensation for their Board services.

The Board also voted to allow each Director to elect to have his or her compensation paid immediately without any deferral; currently the Directors are required to defer at least 50% of their compensation either in cash or equity or both, at the Director’s election. Effective January 1, 2010, at the election of each Director, compensation will be paid, in whole or in part, in cash (current or deferred under the Directors Cash Deferral Plan, or a mix of both) or restricted stock units (RSUs) under the Directors Equity Deferral Plan.

The Board also voted that, effective January 1, 2010, the share ownership guideline for those Directors who are not officers or employees of the Company be revised from requiring ownership of shares having a value of $150,000 to ownership of 100,000 shares of the Company’s common stock, including RSUs, and the accumulation period to reach 100,000 shares for those Directors who are Board members on January 1, 2010 will be the three-year period ending December 31, 2012.

Item 9.01

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits

The following exhibit is furnished herewith:

99.1

News release of The Phoenix Companies, Inc. dated November 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date:  November 9, 2009

By:	/s/ Bonnie J. Malley
Name:	Bonnie J. Malley
Title:	Executive Vice President, Human Resources and Corporate Administration

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